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EXHIBIT 99.3

                        VASO ACTIVE PHARMACEUTICALS, INC.

                         COMPENSATION COMMITTEE CHARTER

PURPOSE
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         The Compensation Committee (the "Committee") exists to assist the Board of Directors of Vaso Active Pharmaceuticals, Inc. (the "Company") in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of the executives and other key employees of the Company. The Committee has the ultimate responsibility for assuring that the senior executives of the Company are compensated in a manner consistent with the compensation philosophy and strategy of the Board of Directors and in compliance with the requirements of the regulatory bodies that oversee the Company. Generally, the Committee is charged with reviewing and approving the Company's compensation philosophy and its executive compensation programs, plans and awards. The Committee also administers the Company's short- and long-term incentive plans and other stock-based plans and reviews and approves general employee pension benefit plans of the Company and other benefit plans on an as-needed basis.

MEMBERSHIP
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         The members of the Committee shall be appointed by the full Board of
Directors upon the recommendation of the Nominating and Corporate Governance Committee. Each director appointed to the committee must meet: (a) the independence requirements set forth in the American Stock Exchange Company Guide, and (b) any other legal requirements relevant to the proper administration of the Company's compensation plans, including requirements under the federal securities laws and the Internal Revenue Code of 1986, as amended. In addition, unless approved by the Board of Directors, no director may serve on the Compensation Committee if he or she is, or during the past fiscal year has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

         The determination as to each Committee member's independence shall be disclosed in the Company's proxy statement. The Committee shall consist of a minimum of [__] and a maximum of five (5) independent directors. The business of the Committee may be transacted if a quorum of the Committee's members is present. A quorum shall consist of at least one-third of the Committee's membership, but no fewer than two persons. All action taken by the Committee shall be deemed approved on the vote of a majority of its members, however, the package of compensation for the Chairman, CEO and President that is submitted to the Board of Directors must be approved by the two-thirds vote of the standing members of the Committee. Membership on the Committee shall rotate at the full Board of Director's discretion. Generally, the Board of Directors fills vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time with or without cause.


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Powers & Responsibilities
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GENERAL EXECUTIVE COMPENSATION

         The Committee shall have the power and responsibility to:

          1. Independently review the Company's philosophy and strategy regarding executive compensation, and counsel with the CEO, as needed, regarding organization objectives, performance goals and the long-term interests of the Company's shareholders;

          2. Annually review market and industry data to assess the Company's competitive position with respect to the individual elements of total executive compensation to ensure the attraction, retention and appropriate reward of principal officers and other key employees;

          3. Annually approve the base salary amounts of, and all option grants, cash awards and stock awards to the SEC reporting officers ("SEC reporting officers" are those officers that file Forms 3 and 4 with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended) of the Company;

          4. Periodically review and approve the Company's stock ownership guidelines;

          5. Annually evaluate and approve the discretionary bonuses, benefits and perquisites offered to the Company's CEO and other principal officers;

          6. Administer incentive compensation or option plans and stock-related plans (including specific provisions) in which the CEO and other senior executives and key employees may be participants and adopt or recommend amendments to such plans. In connection with administering such plans, the Committee has the authority to:

                  a. approve option guidelines and general size of overall grants;

                  b.       make grants;

                  c.       interpret the plans;

                  d. determine rules and regulations relating to the plans;

                  e. modify or cancel existing grants and substitute new grants (with the consent of grantees);

                  f. designate employees eligible to participate in the long-term incentive plans; and

                  g. impose limitations, restrictions and conditions upon any award as the Committee deems appropriate and as permitted under the Plan;

          7. Assure that any payments under the long-term incentive plans are in conformance with any restrictions placed thereon by the Board of Directors and shareholders;

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          8.      Review recommendations made by the CEO for the compensation of the Company's principal executives and other key employees;

          9. Retain and engage, with its sole authority and at its sole discretion, an independent compensation consultant or expert advisor to assist the Committee in the performance of its responsibilities. The Committee shall have the sole authority to approve the consultant's fees and other terms of retention;

          10. Assure that total compensation paid to the Company's SEC reporting officers and other key employees is appropriate and consistent with the Company's compensation philosophy;

          11. Approve any SEC reporting officer's employment agreement(s), severance agreement(s), change in control agreement(s) or provision(s) or separation agreement(s ), or any amendments to the same;

          12. Approve any deferred compensation arrangement with the Company's SEC reporting officers;

          13. Review with the CEO matters relating to management succession, including, but not limited to, compensation;

          14. Periodically review the competitiveness and appropriateness of compensation paid to executives of the Company's controlled subsidiaries;

          15. Annually issue a report to the Company's Board of Directors that advises the Board as to whether the Company's executive compensation arrangements are appropriate, meet their stated purpose and effectively serve the interests of the Company and identify the specific factors and criteria that make each individual SEC reporting officer's compensation reasonable or unreasonable;

          16. Annually issue a report on executive compensation in accordance with applicable rules and regulations of the Securities and Exchange Commission for inclusion in the Company's proxy statement;

          17. Retain independent legal, financial or other advisors it deems necessary to fulfill its responsibilities, without obtaining approval of any officer of the Company in advance; and

         18. Delegate authority and responsibilities to subcommittees as it deems proper.

CEO COMPENSATION

         CEO COMPENSATION MUST BE APPROVED BY THE COMMITTEE COMPRISED ENTIRELY OF INDEPENDENT DIRECTORS OR BY A MAJORITY OF THE COMPANY'S BOARD OF DIRECTORS.

         In determining the CEO's total compensation and in fulfilling its responsibilities hereunder, at a minimum, the Committee shall consider the Company's performance during good and bad economic times and the relative shareholder returns, the value of incentive awards to CEOs at comparable companies, the value of awards given to CEOs in prior periods, the proper balance between short term and long term incentives provided to the CEO, and the difference in compensation at various levels of the Company's management.

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         BASE SALARY. Annually, the Committee shall have the power and responsibility to:

          1. Review market and industry data to assess the competitiveness of the CEO's base salary; and

          2. Approve in advance any salary increase or decrease for the CEO and provide a written explanation to the Board of Directors for the approval of any such increase or decrease.

         ANNUAL INCENTIVES. Annually, the Committee shall have the power and responsibility to:

          1. Review and approve specific corporate goals and objectives that will be tied to CEO compensation incentives for the following year. These goals and objectives shall be submitted to the Board of Directors at the end of the current fiscal year and shall be discussed with the entire Board of Directors and the CEO;

          2. Evaluate the performance of the CEO in meeting that year's goals and objectives; and

          3. Approve any annual incentive awards given to the CEO based upon this evaluation.

         LONG-TERM INCENTIVE COMPENSATION. Annually, the Committee shall have the power and responsibility to:

          1. Review and approve any long-term incentive awards granted to the CEO;

          2. Consider the value of such award compared with those granted to other CEOs in the industry and at comparable companies, as well as any other data it deems relevant; and

          3. Consider the common stock and number of stock options granted to the CEO in prior years.

GENERAL EMPLOYEE PENSION AND EMPLOYEE WELFARE BENEFIT PLANS

         The Board of Directors has delegated to the Committee the standing authority to discharge the ultimate fiduciary responsibilities and plan administrator responsibilities under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that may reside with the Board of Directors for employment benefit plans, as defined in Section 3(3) of ERISA, sponsored by the Company or any domestic subsidiary of the Company. The Committee shall render appropriate reports to the Board and the Board has delegated to the Committee the standing authority to make certain amendments (as limited below) to the Company's employee benefit plans as defined by Section 3(3) of ERISA, whether or not covered by ERISA and related trust agreements and to further delegate its authority to appropriate officers of the Company. With respect to these delegations, the Committee shall have the power and responsibility to:

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          1.      Monitor the employee benefit plans sponsored by the Company with respect to external competitiveness, internal equity and legal compliance;

          2. Recommend the creation of any additional pension, profit-sharing or tax qualified employee benefit plan or program;

          3. Develop and implement long-term strategic asset allocation policies that accomplish the investment objectives adopted by the Committee for the Company's domestic defined benefit retirement plans;

          4. Establish investment policies and guidelines for all funded defined benefit and defined contribution plans, and welfare benefit plans;

          5. Select and terminate investment managers, consultants, and trustees;

          6. Maintain fiduciary control over all employee benefit plan assets, delegating such fiduciary control to the extent deemed necessary or desirable by the Committee to investment managers and institutional trustees and custodians as is consistent with ERISA;

          7. Approve actuarial funding assumptions regarding expected return on investments;

          8. Report to the full Board with respect to any authority exercised by it or any delegate, including a summary of each amendment and its financial impact, at the next Board meeting;

          9. Retain, to the extent deemed necessary or desirable by the Committee, independent professional advisors to assist the Committee with its duties under any employee benefit plan, and shall ensure that such advisor performs its duties under an employee benefit plan independently and in the best interest of plan participants and their beneficiaries; and

         10. Ensure that the employee benefit plans are maintained, operated, and administered in compliance with ERISA, the Internal Revenue Code and all other applicable laws.

DIRECTOR COMPENSATION

         The Committee shall have the power and responsibility to:

         1. Annually review the directors' compensation and recommend any changes to the full Board of Directors. In considering an independent director's compensation the Committee shall consider whether fees and emoluments exceed what is customary. The Committee should also consider the effect that any form of indirect compensation may have on a director's independence (i.e. substantial charitable contributions to an organization in which a director is affiliated); and

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         2.       Approve annual retainer and meeting fees for the Board of
                  Directors and its committees and fix the terms and awards of compensation to members of the Board.

Procedures
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         Meetings:

          1. Any action required to be taken at a meeting of the Committee will be deemed the action of the Committee if all of the Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Company's Secretary.

          2. The Chairman will report from time to time to the Board of Directors on Committee actions and on the fulfillment of the Committee's responsibilities under its Charter.

          3. The Committee will meet a minimum of once each quarter and at such other times as may be requested by its Chairman.



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